UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 16, 2004

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 400-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

99.1. Press release dated June 16, 2004 attached as Exhibit 99.1 to this current report on Form 8-K containing information related to the prepayment by PalmSource, Inc. of the $15 million convertible note held by Texas Instruments, Inc. resulting in a discount of approximately $2 million.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibits.
99.1	PalmSource Prepays Texas Instruments Convertible Note

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: June 16, 2004	By:	/s/ Albert J. Wood
Albert J. Wood
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Press release dated June 16, 2004 attached as Exhibit 99.1 to this current report on Form 8-K containing information related to the prepayment by PalmSource, Inc. of the $15 million convertible note held by Texas Instruments, Inc. resulting in a discount of approximately $2 million.

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